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                                                        Arthur Andersen





CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders and Trustees of
Pioneer Strategic Income Fund

As independent public accountants, we hereby consent to the use of our report on Pioneer Strategic Income Fund dated November 5, 1999 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 2 and Amendment No. 4 to Registration Statement File Nos. 333-71813 and 811-09223, respectively.


                                        /s/ Arthur Andersen LLP
Boston, Massachusetts
November 27, 2000